[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.14

COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (this “Agreement”), is made and entered into on May 1, 2012 (the “Effective Date”) by and between Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”), and Ariosa Diagnostics, Inc., a Delaware corporation (“ARIOSA”) (hereinafter, each of LabCorp and ARIOSA a “Party” and, collectively, the “Parties”).

WITNESSETH:

WHEREAS, ARIOSA has developed a non-invasive, pre-natal test for the detection of Trisomy 21 and Trisomy 18, as further described below, and intends to perform the test for physicians and their patients through ARIOSA’s CLIA laboratory; and

WHEREAS, LabCorp desires and has the capability to assist ARIOSA in marketing and selling the test, and ARIOSA desires to collaborate with LabCorp to market and sell the testing services performed by ARIOSA; and

WHEREAS, ARIOSA and LabCorp wish to enter into this Agreement to govern their collaboration with respect to the test.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

As used in this Collaboration Agreement, the following terms shall have the meanings set forth below. Additional terms are defined throughout this Agreement.

1.1 “Affiliate” means, with respect to either Party to this Agreement, any current or future partnership, corporation, limited liability company, or any other business entity which controls, is controlled by, or is under common control with such Party. For purposes of this definition only, “control” means the direct or indirect ownership of fifty percent (50%) or more of the outstanding equity securities of the Party.

1.2 “Approved Entity” means an individual, partnership, corporation, limited liability company, or any other business entity (a) listed on Exhibit 1.2 attached to this Agreement or (b) approved by a majority of the Collaboration Committee from time to time during the Exclusive Period using the procedures set forth on Exhibit 1.2.

1.3 “ARIOSA Intellectual Property” means intellectual property owned, or controlled, by ARIOSA relating to and/or covering the Harmony Test, including, without limitation, patents, patent applications, trademarks, service marks, copyrights and trade secrets.

1.4 “Change of Control of ARIOSA” means a change in the direct or indirect ownership of fifty percent (50%) or more of the outstanding equity securities of ARIOSA as such ownership exists on the Effective Date, but does not include (a) an internal reorganization or transfer to Affiliates of ARIOSA following which ultimate ownership of such equity securities remains, directly or indirectly, with the same person(s) who held such ownership, directly or indirectly, prior to such reorganization or transfer or (b) the sale or issuance by ARIOSA (whether by recapitalization, reclassification or otherwise) after the Effective Date of any stock of ARIOSA not previously sold or issued, pursuant to a bona fide equity financing.

1.5 “Confidential Information” shall include, but not be limited to, know-how, trade secrets, tools, methods, methodologies, processes, techniques, apparatus, designs, specifications, samples, technical descriptions, study proposals, study data, computer source code, customer and prospect lists and information, pricing information, product development plans, marketing plans, personnel information, financial information and business strategies, together with other information which a reasonable person would conclude is intended to remain confidential, due to its nature or the circumstances under which it is disclosed, and any other non-public information that the disclosing Party designates as proprietary and/or confidential pursuant to the terms herein. Confidential Information shall also include any reports, study data, notes, summaries, abstracts, or drafts of Confidential Information or of oral presentations, reports, or discussions referring to, describing, elaborating upon, verifying or otherwise relating to the disclosing Party’s Confidential Information that are created by the receiving Party.

1.6 “Exclusive Period” means the period commencing on the Effective Date and ending on the later of (a) June 30, 2014 or (b) thirty (30) months after ARIOSA’s submission of an application for approval of the Harmony Test in New York, unless sooner converted to the Non-Exclusive Period as provided in Section 6.1 or unless extended as provided in Section 5.3(b).

1.7 “Field” means the field of any non-invasive, sequencing-based, prenatal test (whether laboratory developed, regulated kit or otherwise) that includes, without limitation, the detection of Trisomy 21 and/or Trisomy 18, and optionally Trisomy 13. For purposes of clarification, the Field does not include any test which does not include the detection of at least one of Trisomy 21, Trisomy 18 or Trisomy 13.

1.8 “Harmony Test” means ARIOSA’s non-invasive, pre-natal test via ARIOSA’s CLIA laboratory (or the CLIA laboratory of LabCorp or one of its Affiliates pursuant to the terms of Exhibit 10.5) for the detection of Trisomy 21 and Trisomy 18 and, optionally, Trisomy 13, and any laboratory process improvements thereto developed during the Term of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.9 “Legal Requirements” means any applicable present or future international, national, federal, state or local law, rule, ordinance or regulation of the United States or any other applicable country in the Territory.

1.10 “Non-Exclusive Period” means the period commencing upon expiration or earlier conversion of the Exclusive Period and ending upon termination or non-renewal of this Agreement for any reason.

1.11 “Territory” means the United States of America and Canada, and their respective territories and possessions.

1.12 “Test Stoppage” means (i) an injunction (temporary, preliminary or otherwise) or court order is issued which prohibits or restricts the performance, marketing or sale of the Harmony Test in a Territory, (ii) the U.S. Food and Drug Administration or another applicable regulatory authority in a Territory advises either Party or issues a decision, pronouncement or other communication (including but not limited to letters, emails, website information, final guidance documents or final rulemaking) either to the Parties, to the public or to Third Parties, [*] concluding that the Harmony Test cannot be performed, marketed or sold without further regulatory or governmental approval in a Territory, or (iii) ARIOSA is unable to perform the Harmony Test due to a Force Majeure condition (as defined in Section 13.6) or otherwise.

1.13 “Third Party” means any individual, partnership, corporation, limited liability company, or any other business entity who is not a Party to this Agreement or an Affiliate.

ARTICLE 2

OVERVIEW OF COLLABORATION

2.1 Collaboration. The Parties agree to collaborate as described in this Agreement to commercialize the Harmony Test. LabCorp will accept orders for the Harmony Test, arrange for the collection and shipment of blood samples to ARIOSA, and perform certain related services as the primary interface with customers and payers, all as described in Article 3. ARIOSA will perform the Harmony Tests on the samples and provide certain related services and supplies to support LabCorp as described in Article 4 below. The parties will also work together in connection with the marketing and sale of the Harmony Test, as described in Article 5. Billing for the testing services will be handled as described in Article 7, with LabCorp paying ARIOSA a fee per test and generally being responsible for billing payers. A Collaboration Committee will be formed as described in Article 9 to oversee and manage the collaboration.

2.2 Territory. The collaboration described in this Agreement is generally limited to the processing of samples obtained from patients located in the Territory. However, in the event that, during the Exclusive Period, ARIOSA, and not through a Third Party, establishes the capability to accept samples from particular regions outside the Territory, LabCorp may be permitted to send samples collected in such regions outside the Territory for processing under the terms of this Agreement [*] subject to good faith negotiations and mutual agreement of the Parties upon any necessary changes to the payment and other material terms of this Agreement; provided, however, that the processing of any such samples will not be deemed to expand the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provisions of this Agreement related to exclusivity, including, without limitation, Article 8, or any most favored pricing terms as set forth in Section 7.3, beyond the Territory unless the Parties expressly agree in writing.

ARTICLE 3

CERTAIN OBLIGATIONS OF LABCORP

3.1 Ordering, Phlebotomy and Reporting Services.

(a) LabCorp will accept orders for the Harmony Test from its customers during the Term of this Agreement. With ARIOSA’s written approval, [*], LabCorp shall be permitted to add the Harmony Test to LabCorp’s custom requisitions, to other LabCorp test requisitions and to its electronic ordering and reporting systems.

(b) ARIOSA shall provide LabCorp with appropriate supplies to order, collect and preserve Harmony Test specimens, as provided for in Section 4.1. LabCorp shall be responsible for providing such supplies to LabCorp collection personnel and customers, at LabCorp’s expense [*], as necessary to order and collect the Harmony Test specimens and provide them to ARIOSA hereunder.

(c) LabCorp will draw blood samples using its phlebotomy networks or other blood collection relationships and arrange for shipment of the samples to ARIOSA, with samples collected and stored, and such shipments packaged and sent to ARIOSA, all in accordance with ARIOSA’s standard operating procedures and at LabCorp’s expense [*]. In the event that a blood collection relationship does not exist for a LabCorp customer who desires the Harmony Test, LabCorp will use commercially reasonable efforts to either create a new blood collection relationship or direct such customer to a nearby phlebotomy center or other blood collection relationship.

(d) Upon completion of testing by ARIOSA and receipt of the results from ARIOSA, LabCorp will provide the results to the ordering physician. Delivery of such results will not be unreasonably withheld or delayed and shall be in compliance with all Legal Requirements and LabCorp’s own best practices, as appropriate.

(e) If LabCorp provides the test results to customers in any format other than in the Test Reporting Form (or such other agreed upon format) as provided by ARIOSA, LabCorp shall ensure that the results as provided to the customers are substantively the same as was provided to LabCorp by ARIOSA. LabCorp shall be fully and solely responsible for any liability that arises from any deviation from the results as included in the Test Reporting Form, including, without limitation, any errors in reproducing the results or any information relating to the results or use or interpretation thereof which was not included in the Test Reporting Form as provided to LabCorp. Notwithstanding anything in this Agreement to the contrary, ARIOSA shall have no liability whatsoever to the extent any results which are provided by LabCorp to its customers deviate from the results as provided by ARIOSA, including, without limitation, for any damages claimed by any customer or Third Party or any obligation to repeat the testing arising from such deviation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2 Payer Discussions. LabCorp shall have primary responsibility for any payer and/or contracting discussions that relate to the Harmony Test; provided, however, that LabCorp shall be permitted to seek input from ARIOSA with respect to such discussions and to engage ARIOSA and/or mutually agreed upon scientific experts, if necessary [*], to participate in such discussions. If such discussions directly involve the Harmony Test (e.g., discussions to assign a unique CPT code or other contracted code specific to the Harmony Test) and such discussions involve a negotiated rate that is different than the then-current List Price, LabCorp shall timely communicate such proposed rate to ARIOSA. LabCorp and ARIOSA will expeditiously work together to arrive at decisions [*] impacting the Harmony Test pricing with respect to that payer.

3.3 Representations and Warranties of LabCorp. LabCorp represents and warrants to ARIOSA as follows:

(a) LabCorp shall perform its marketing, sales and other obligations under this Agreement in a professional and workmanlike manner, using at least LabCorp’s own best practices as used in conjunction with other blood-based diagnostic tests or tests similarly situated to the Harmony Test, as appropriate. LabCorp’s employees who will be marketing, coordinating and reporting the testing services provided by ARIOSA hereunder are qualified to do so, and possess the necessary skill, education, training, and where required by any applicable Legal Requirements, LabCorp and its employees have the necessary licenses or certificates from all applicable governmental entities and subdivisions, to market, coordinate, and report such testing services. Copies of such licenses or certificates, in addition to such quality assessment information as may be reasonably requested by ARIOSA, shall be provided to ARIOSA upon request. Without limiting the foregoing, LabCorp will, if applicable, have any and all patient consents required to supply the test samples to ARIOSA for testing as provided hereunder, and LabCorp will comply with all applicable privacy, shipping, import and export requirements of any applicable government in connection with the collection and shipment of samples to ARIOSA hereunder.

(b) Neither LabCorp nor any of its officers, directors or employees who will be performing services under this Agreement have been debarred, suspended, declared ineligible or excluded from participation in Medicare, Medicaid or any other federal or state healthcare program.

(c) This Agreement does not contravene or constitute a default or violation of any Legal Requirement or any agreement, commitment or instrument to which LabCorp is bound.

(d) LabCorp shall provide, either through self insurance or through a policy maintained during the Term of this Agreement, liability insurance in an amount of no less than [*]. LabCorp further agrees that these insurance requirements represent the minimum coverage LabCorp is required to carry and LabCorp shall remain liable for all liabilities in excess of such insurance which may arise for any reason.

(e) All information and other content LabCorp provides to its customers in connection with the sales, marketing and promotion of the Harmony Test, the collection of samples, or the delivery and interpretation of results that are not initially provided to LabCorp by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARIOSA shall be, to the best of LabCorp’s knowledge, accurate and not deceptive, misleading or fraudulent and all written promotional material related to the Harmony Test shall be subject to the prior approval of ARIOSA. Without limiting the foregoing, LabCorp will make no representation, warranty, or guarantee regarding the potential uses, capabilities, accuracy, reliability, or features of the Harmony Test, other than as approved by ARIOSA in any materials provided hereunder or otherwise prepared by or for ARIOSA.

ARTICLE 4

CERTAIN OBLIGATIONS OF ARIOSA

4.1 Harmony Testing and Related Services.

(a) Within thirty (30) days after the Effective Date, ARIOSA shall design and produce the test requisition form and the test reporting form for the Harmony Test, with LabCorp’s written approval of the designs of such form, such approval not to be unreasonably denied, withheld or delayed (as approved, the “Test Requisition Form” (or “TRF”) and the “Test Reporting Form”). LabCorp may integrate the Test Requisition Form, or the information fields included in the Test Requisition Forms, into LabCorp’s standard or custom test requisition forms with the prior written approval of ARIOSA [*]; and following such approval, the integrated forms will be included within the definition of Test Requisition Form.

(b) ARIOSA shall [*] supply and deliver to LabCorp or, at LabCorp’s direction, LabCorp’s central fulfillment centers located in the Territory, with a [*] supply of blood tubes and Test Requisition Forms. LabCorp shall provide ARIOSA with a written request for the initial shipment of the blood tubes and Test Requisition Forms, identifying the shipping address(es) for such initial delivery; provided that at no time will ARIOSA be obligated to supply more than [*]. [*]. In the event that the Test Requisition Form is integrated into standard or custom LabCorp test requisition forms as permitted by Section 4.1(a), LabCorp shall, at LabCorp’s expense, supply and deliver such forms to LabCorp’s central fulfillment centers located in the Territory.

(c) ARIOSA shall receive the Harmony Test samples from LabCorp, accession such samples (except to the extent LabCorp accessions such samples), and perform the Harmony Test for LabCorp at ARIOSA’s facility located at 5945 Optical Court, San Jose, CA 95138 (or such other ARIOSA facility(ies) as ARIOSA may identify from time to time). In the event that ARIOSA receives an inappropriate, contaminated, spoiled, faulty or otherwise inadequate sample, or missing data on the Test Requisition Form that is necessary to perform the Harmony Test, the Parties will proceed in accordance with the processes set forth on Exhibit 4.1(c). In the event Exhibit 4.1(c) does not address a particular sample issue that arises during the Term of this Agreement, the Collaboration Committee will work to optimize interaction with customers and propose workflow changes on customer interactions in regards to such issue. [*].

(d) ARIOSA will perform the Harmony Tests in accordance with the analytical, clinical and performance standards set forth on Exhibit 4.1(d) attached hereto.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Without limiting the foregoing, ARIOSA will ensure that the turnaround time for [*] the specimens received during a particular calendar month is no more than [*]. [*]. ARIOSA shall discard any residual samples following completion of testing (or any inappropriate samples for which tests are not performed) promptly and in accordance with all applicable Legal Requirements and industry standards.

(e) ARIOSA will provide customer service support to LabCorp as it relates to test ordering, test reporting and general questions regarding test details and performance. LabCorp will be the primary interface with customers, provided, however, that ARIOSA may contact customers as necessary (i) in connection with the follow up as provided for in Section 4.1(c) and Exhibit 4.1(c) with respect to incomplete or unsuitable samples or information and (ii) to respond to questions from such customers relating to the Harmony Test which LabCorp is unable to address itself.

(f) ARIOSA shall provide [*] notification to LabCorp of any material changes to test methodology, reference ranges, specimen type, interpretive comments or any other pertinent information relative to the Harmony Tests to be performed by ARIOSA [*].

(g) ARIOSA will [*] report all test results to the LabCorp location and personnel designated by LabCorp using the Test Reporting Form. ARIOSA shall notify LabCorp [*] LabCorp may not relay such results to the customer until it has received written confirmation from ARIOSA with respect to such test results.

(h) It is expected that the Parties will develop a plan to enable the transmission of test request and test result transmission through an electronic interface. The Collaboration Committee may develop and recommend such a plan if commercially reasonable, [*] which may be implemented upon written agreement of both Parties. ARIOSA agrees to keep all test results and attendant information confidential.

(i) [*].

(j) ARIOSA shall conduct, oversee and [*] clinical studies in further support of the Harmony Test as described in more detail on Exhibit 4.1(j) [*]. ARIOSA shall write or coordinate the writing of publications related to the clinical studies or other publications related to the Harmony Test.

4.2 Insurance. ARIOSA shall procure and maintain during the Term of this Agreement liability insurance with respect to the testing services and other obligations performed pursuant to this Agreement [*]. In addition, ARIOSA shall maintain [*] worker’s compensation insurance as required by law and employer’s liability insurance [*]. ARIOSA agrees that all policies of insurance required hereunder shall, by appropriate endorsement, or otherwise [*]. ARIOSA further agrees that these insurance requirements represent the minimum coverage ARIOSA is required to carry and ARIOSA shall remain liable for all liabilities in excess of such insurance which may arise for any reason. In the event that ARIOSA elects “claims made” coverage, ARIOSA agrees that it shall either maintain continuous “claims made” coverage thereafter [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.3 Representations and Warranties of ARIOSA. ARIOSA represents and warrants to LabCorp as follows:

(a) ARIOSA’s employees who will be performing the testing services hereunder are qualified to do so, and possess the necessary skill, education, training, and where required by any applicable Legal Requirements, ARIOSA and its employees have the necessary federal and state licenses or certificates, to perform such testing services. Copies of such licenses or certificates shall be provided to LabCorp upon request, in addition to such quality assessment information as may be reasonably requested by LabCorp.

(b) ARIOSA shall maintain quality laboratory practices, and shall perform all its obligations under this Agreement in a professional and workmanlike manner. Prior to LabCorp’s launch of the Harmony Test, upon reasonable written notice and during normal business hours, LabCorp shall have the right to inspect ARIOSA’s testing facilities, at LabCorp’s expense, for purposes of evaluating, validating and qualifying such facilities for performance of services. Thereafter, upon reasonable written notice and during normal business hours, LabCorp shall have the right to inspect ARIOSA’s testing facilities [*] for the purpose of verifying that ARIOSA’s performance of the testing services complies with the requirements set forth in Section 4.1(d) and elsewhere in this Agreement, including without limitation the existence of appropriate quality systems. ARIOSA shall maintain an adequate and appropriate disaster recovery plan for performance of Harmony Tests hereunder.

(c) All information and other content ARIOSA provides to LabCorp for use in the sales, marketing and promotion of the Harmony Test shall be, to the best of ARIOSA’s knowledge, accurate and not deceptive, misleading or fraudulent.

(d) Neither ARIOSA nor any of its officers, directors, employees or owners have been debarred, suspended, declared ineligible or excluded from participation in Medicare, Medicaid or any other federal or state healthcare program.

(e) This Agreement does not contravene or constitute a default or violation of any Legal Requirement or any agreement, commitment or instrument to which ARIOSA is bound.

(f) [*], there is no unauthorized use, infringement or misappropriation of the intellectual property used to perform the Harmony Tests by any Third Parties.

(g) [*], there is no pending or threatened litigation which alleges that the Harmony Test or intellectual property used to perform the Harmony Test was misappropriated or infringes Third Party rights [*].

(h) [*], there are no patent or other intellectual property rights of a Third Party that would be infringed by ARIOSA’s performance [*] of the Harmony Test.

(i) As of the Effective Date, ARIOSA has not granted any licenses or covenants-not-to-sue to any Third Parties with respect to the Harmony Test in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(j) Except for information that has been made publicly available through ARIOSA’s patent applications or otherwise, the test protocol for the Harmony Test is, as of the Effective Date, kept confidential by ARIOSA, and [*] is unknown to and unavailable to any Third Parties other than former employees and/or agents who are subject to customary agreements restricting disclosure or use of such protocol.

ARTICLE 5

SALES AND MARKETING SERVICES

5.1 Sales and Sales Training Services.

(a) During the Exclusive Period, using its esoteric and general sales force, LabCorp shall have primary responsibility for sales of the Harmony Test and ARIOSA shall have secondary responsibility for sales of the Harmony Test. [*].

(b) ARIOSA shall have primary responsibility for training the sales force of LabCorp and ARIOSA with respect to the Harmony Test. ARIOSA’s training obligations will include, but not be limited to, developing clinical materials, initially developing training slides, and developing initial training presentations via videoconference or web-based conference on the clinical attributes of the Harmony Test. ARIOSA shall develop these materials within a reasonable time [*]. LabCorp, through its Sales and Marketing Department, will review and approve all content used in ARIOSA’s sales training sessions prior to distribution[*]. LabCorp shall have secondary responsibility for sales training. LabCorp’s sales training responsibilities will include ongoing training (such as videoconferences, web-based conferences, tips, and regional meetings), and [*] updating and editing ARIOSA materials to fit LabCorp’s training style and creating training collateral, including Journal Reprint Summary Series and Strategic Selling Series. To the extent a training session is [*] to the Harmony Test, the first such training shall be [*] and subsequent such training shall be [*]. To the extent a training session relates to the Harmony Test and other topics, such training shall be [*].

5.2 Marketing Services During the Exclusive Period, ARIOSA and LabCorp shall have joint responsibility for marketing of the Harmony Test; provided, however, ARIOSA will have primary responsibility on positioning of the Harmony Test (i.e., determining for whom it is targeted), so long as reasonable clinical and analytical data exist to support such positioning. Each Party will have the right to approve all co-branded marketing and related materials produced by the other Party or otherwise to be used by the Party in connection with the co-branded marketing of the Harmony Test hereunder[*]. [*]. LabCorp will also be permitted, but not obligated, to add the Harmony Test to existing materials. LabCorp will be responsible for printing and distributing co-branded (ARIOSA and LabCorp) provider and patient information during the Term of this Agreement. LabCorp will also have the opportunity to add Harmony Test information to existing materials. [*]. During the Non-Exclusive Period, both parties shall provide marketing support for the Harmony Test to the extent mutually agreed upon in the Joint Marketing Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.3 Sales Minimums.

(a) In the event LabCorp fails to sell at least the number of Harmony Tests as set forth in Exhibit 5.3(a), as adjusted by Section 5.3(b) below (the “Sales Minimums”) during the applicable calendar year of the Exclusive Period or any calendar quarter which falls within the calendar year in which the Exclusive Period expires, then ARIOSA shall notify LabCorp in writing and LabCorp [*]. In the event LabCorp does not [*], ARIOSA shall have the option to convert the Exclusive Period to the Non-Exclusive Period as provided in Section 6.1. For purposes of clarification, conversion of the Exclusive Period to the Non-Exclusive Period [*].

(b) In the event of a Test Stoppage, then LabCorp’s obligation to meet Sales Minimums [*] shall be [*] suspended and waived and the Exclusive Period extended until the Test Stoppage is over (i.e., the injunction is removed, the necessary regulatory or other governmental approval has been obtained, or ARIOSA recovers from the Force Majeure condition and is able to perform the Harmony Test again). Once the Test Stoppage is over, the Sales Minimums will re-commence at the rate in effect immediately prior to the suspension, the Sales Minimums schedule [*] shall be adjusted and prorated to account for the time of such suspension, and the Exclusive Period shall be extended for the amount of time of the suspension.

(c) In the event LabCorp’s actual sales of the Harmony Test are less than [*], then the Collaboration Committee shall discuss in good faith a possible adjustment to Sales Minimums to reflect what can realistically be achieved and/or ARIOSA may convert to a Non-Exclusive Period [*].

ARTICLE 6

CONVERSION TO NON-EXCLUSIVE PERIOD; TERMINATION

6.1 Conversion of Exclusive Period to Non-Exclusive Period. In the event LabCorp fails to fulfill the applicable Sales Minimum [*], then ARIOSA may convert the Exclusive Period to the Non-Exclusive Period upon [*] prior written notice to LabCorp. LabCorp may convert the Exclusive Period to the Non-Exclusive Period (x) at any time upon [*] prior written notice to ARIOSA, or (y) [*] written notice to ARIOSA at any time after a Test Stoppage which exceeds [*]. In the event of the other Party’s material breach of this Agreement, which breach remains uncured for [*] after written notice from the non-breaching Party, the non-breaching Party may, at its option, either (i) convert the Exclusive Period to the Non-Exclusive Period upon written notice or (ii) terminate this Agreement upon written notice pursuant to Section 6.2(b).

6.2 Initial Term; Renewal Terms; Termination.

(a) This Agreement shall become effective on the Effective Date, and shall continue in effect for the duration of the Exclusive Period and for a period of thirty-three (33) months thereafter (the “Initial Term”) unless sooner terminated as provided for in this Agreement. Upon the expiration of the Initial Term, this Agreement shall automatically be renewed for successive renewal terms of one (1) year each (each a “Renewal Term”) unless sooner terminated as herein provided, or unless either Party shall, at least [*] prior to the expiration of the Initial Term or any Renewal Term, give written notice of non-renewal to the other Party hereto. References throughout this Agreement to the “Term” of this Agreement are intended to refer to the Initial Term and any and all Renewal Terms, collectively.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Either Party may terminate this Agreement at any time in the event of the other Party’s material breach of this Agreement, which breach remains uncured for [*] after written notice from the non-breaching Party.

(c) During the Non-Exclusive Period:

(i) LabCorp shall have the right to terminate this Agreement at any time upon [*] prior written notice to ARIOSA; and

(ii) ARIOSA shall have the right to terminate the Agreement upon [*] prior written notice to LabCorp following a Change of Control of ARIOSA.

(d) LabCorp shall have the right to terminate this Agreement upon [*] written notice in the event that the Average Reimbursement Rate (defined below) is less than [*].

(e) In the event that the Average Reimbursement Rate is less than [*] for any [*] periods, ARIOSA shall have the right to terminate this Agreement upon [*] written notice to LabCorp; provided, however, such notice of termination shall be ineffective and this Agreement shall continue in full force and effect if LabCorp elects, by providing written notice to ARIOSA during such [*] period, to pay ARIOSA an ARIOSA Subcontract Fee (defined below) of at least [*] for all Harmony Tests [*] ordered after the date of ARIOSA’s notice of termination.

(f) LabCorp shall have the right to terminate this Agreement upon [*] written notice in the event of a Test Stoppage which has continued for at least [*] prior to the date such notice is delivered; provided, however, that such notice of termination shall be ineffective and this Agreement shall continue in full force and effect if such Test Stoppage is ended during such [*] notice period.

6.3 Effect of Termination. Termination or non-renewal of this Agreement for any reason shall not release any Party from any liability which, at the time of such termination or non-renewal, has already accrued to the other Party or which is attributable to a period prior to such termination or non-renewal. Further, termination or non-renewal of this Agreement shall not preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination or non-renewal. Upon any termination or non-renewal of this Agreement, ARIOSA and LabCorp shall promptly return to the other Party all Confidential Information received from the other Party (except one copy of which may be retained solely for legal and archival purposes, or as provided in the last sentence of this Section below, and neither Party shall be required to return or destroy electronic copies of Confidential Information retained as part of such party’s automatic electronic backup processes). Sections 1.1-1.13, 3.1(e) 3.3, 4.2, 4.3, 6.3, 7.1(b)(iii), 7.2, 8.3, 11.1-11.6, 12.1-12.4 and 13.1-13.13 shall survive the termination or non-renewal of this Agreement for any reason. In the event LabCorp has exercised the License Option described in Section 10.5 prior to termination or non-renewal of this Agreement for any reason, then the terms and conditions set forth in Exhibit 10.5 shall survive such termination or non-renewal of this Agreement, and continue until termination of the License Period (as defined in Exhibit 10.5), and LabCorp may retain such Confidential Information received from ARIOSA as is necessary for LabCorp to exercise the license rights granted to LabCorp pursuant to the License Terms for the remainder of such License Period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 7

PRICING AND PAYMENT; MOST FAVORED PRICING

7.1 List Price and Fees Payable by LabCorp.

(a) List Price. The standard list price which will be published in the U.S. for the Harmony Test (the “List Price”) initially shall be [*]. During the Exclusive Period, any List Price adjustment shall require approval by the Collaboration Committee and will not become effective for at least [*] following such approval. LabCorp will not bill patients or payers more than the List Price during the Exclusive Period. Following the Exclusive Period, ARIOSA shall have the exclusive right to alter the List Price, upon at least [*] prior written notice, to [*]. The Collaboration Committee will establish pricing for Canada [*].

(b) Fees Payable by LabCorp for U.S. Sales.

(i) During the Term of this Agreement, ARIOSA will submit to LabCorp a monthly, itemized statement for Harmony Tests rendered to LabCorp by ARIOSA during the preceding month. The statement will be in a format agreed by the Collaboration Committee, but will include at least enough of the following information as necessary to identify the specific test sample: patient name, patient identification number, specimen number, test number, date of service [*]. If requested by LabCorp, ARIOSA will submit monthly, itemized statements separately by LabCorp ordering location [*]. As to sales in the U.S., LabCorp agrees to remit payment to ARIOSA within [*] after receipt of said statement an amount initially equal to [*] (the “ARIOSA Subcontract Fee”) [*]. Notwithstanding the foregoing, in the event that Harmony Tests are (i) repeated at a customer’s request for quality assurance reasons or verification, (ii) performed solely for research and development and/or validation purposes[*], or (iii) performed without payment as part of a collaboration[*], then the payment that would otherwise be due to ARIOSA shall be [*]. [*].

(ii) Notwithstanding Section 7.1(b)(i) above, if, at the time of ARIOSA’s issuance of any itemized statement pursuant to Section 7.1(b)(i), the Average Reimbursement Rate for Harmony Tests [*].

For all Harmony Tests sold in the U.S. [*], the “Average Reimbursement Rate” is the average reimbursement amount received by LabCorp for the Harmony Tests sold in the U.S. [*], calculated (A) over any month, for purposes of Section 6.2(d), (B) over the [*] period, for purposes of Section 6.2(e) and (C) over the [*], for purposes of this Section 7.1. In each case, the Average Reimbursement Rate is calculated only on those Harmony Tests which are reimbursed [*].

(iii) [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) Except as provided in Section 7.2, ARIOSA shall look solely to LabCorp for payment for services rendered under this Agreement, and shall not bill any patient or Third Party for Harmony Tests provided hereunder. Except as provided in Section 7.2, ARIOSA agrees that in no event, including, but not limited to nonpayment by LabCorp, LabCorp’s insolvency, any payor’s or health plan’s insolvency or breach of this Agreement, shall ARIOSA bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against members of health plans or persons acting on their behalf, for services provided pursuant to this Agreement.

(v) Upon reasonable written notice and during normal business hours, ARIOSA shall have the right to inspect LabCorp’s books and records (and those of any LabCorp Affiliates exercising rights under this Agreement)[*] for the purpose of verifying that LabCorp’s compliance with the obligations of this Section 7, including without limitation, its calculation of the Average Reimbursement Rate and the amounts charged to its customers. [*]. LabCorp will retain all records relating to any charges to its customer, reimbursements, and any others as necessary to reproduce its accountings under this Section for a period of [*] from the date of such charge, reimbursement or related activity[*].

(c) Fees Payable by LabCorp for Sales Outside the U.S. The Collaboration Committee will determine fees payable by LabCorp for Harmony Tests sold in Canada or other areas in which samples may be collected in accordance with Section 2.2.

7.2 Billing and Medicaid Billing As permitted by applicable Legal Requirement, LabCorp shall be responsible for billing payers and/or patients for the Harmony Tests according to its standard billing practices (and handling any disputes with respect to reimbursement); provided, however, in the event any Harmony Test is performed for a Medicaid patient and (a) LabCorp is prohibited by applicable Legal Requirement from billing for such services, LabCorp shall notify ARIOSA promptly after such patient’s sample is sent to ARIOSA and ARIOSA shall be permitted to bill as the performing laboratory or (b) a Third Party manages the provision of services to Medicaid patients (e.g., through a contract with the applicable state) and reference laboratory billing is permitted by contract, then LabCorp shall bill for such services. In any event, the Parties will bill for services in compliance with applicable Legal Requirements. ARIOSA agrees to comply with any specific requirements of managed care plans or other third party payors communicated by LabCorp to ARIOSA from time to time.

7.3 Most Favored Pricing and Terms. Notwithstanding Section 7.1 or any other provision of this Agreement, the fees payable by LabCorp to ARIOSA under this Agreement [*]. In the event that ARIOSA provides services or products (such as regulatory approved kits) in the Field within the Territory to any Approved Entity during the Exclusive Period, or to any Third Party engaged with ARIOSA in the marketing and/or selling of the Harmony Test in the Field within the Territory during the Non-Exclusive Period, (i) [*], (ii) [*] and (iii) [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 8

RESTRICTIONS AND NON-SOLICITATION

8.1 Restriction on ARIOSA.

(a) During the Exclusive Period, ARIOSA shall not [*] (i) provide to any laboratory, reseller or other Third Party the rights to market or sell the Harmony Test or any other test in the Field within the Territory, (ii) provide services or products [*] in the Field within the Territory to any Third Party other than an Approved Entity, (iii) license rights to the methodology, technology or intellectual property granting any Third Party the right to perform the Harmony Test or any other test in the Field, within the Territory, (iv) use any Third Party to provide any testing services related to the Harmony Test or any other test in the Field within the Territory, or (v) provide services to a Third Party on a fee-for-service or other compensated basis in the Field within the Territory in connection with a clinical study, except in the case of this subsection 8.1(a)(v)[*], ARIOSA will be permitted to provide such services to academic and clinical key opinion leaders in connection with [*]. For purposes of clarification, during the Exclusive Period, (x) ARIOSA shall retain the right to [*] and (y) ARIOSA shall not be required to [*].

(b) During the Exclusive Period, and except for Approved Entities, ARIOSA shall not, directly or indirectly, market or sell in the Territory any non-sequencing based pre-natal test ordered in conjunction with the Harmony Test unless ARIOSA utilizes LabCorp to perform such testing.

(c) During the Term of this Agreement, ARIOSA’s agents and its employees shall not make any effort, of any kind, to direct to ARIOSA and/or perform testing on specimens whose testing is intended to be directed to LabCorp [*]. ARIOSA, its agents and employees shall honor all instructions by patients and/or physicians to direct specimens to LabCorp and shall not direct to ARIOSA and / or perform any testing services on specimens intended to be directed to LabCorp [*].

(d) During the Non-Exclusive Period, ARIOSA shall continue to have the right to market, promote and sell the Harmony Test and shall also have the right to engage other Third Parties to market and sell the Harmony Test. [*].

8.2 Restriction on LabCorp. During the Exclusive Period, LabCorp shall not [*] market or promote any test in the Field within the Territory, other than the Harmony Test; provided, however, LabCorp may [*] (a) perform and sell any test requested directly by a customer on the customer’s own initiative, (b) continue to market, sell and perform any test that LabCorp is offering as of the Effective Date, (c) market, sell and perform any test that provides only additional or different clinical information or utility, and (d) sell and perform (but not [*] market or promote [*]) any test using a regulatory approved kit or laboratory developed test purchased or acquired from a Third Party, and (e) [*] market, promote, perform and sell another test in the Field within the Territory during any Test Stoppage. For purposes of clarification, (x) LabCorp shall be permitted to list, but not [*] market or promote [*], on its test menu any test which is performed using a regulatory approved kit or laboratory developed test purchased from a Third Party [*], (y) nothing in this Agreement shall prohibit LabCorp from directly or indirectly acquiring (whether through a purchase agreement, business acquisition or otherwise) rights to another test in the Field or selling, performing or listing on its test menu (but not actively marketing or promoting, alone or by engaging any Third Party) any such test (whether laboratory developed, regulatory approved kit or otherwise) and (z) during the Non-Exclusive Period, LabCorp shall be permitted to [*] market, promote and sell a non-invasive pre-natal test that competes with the Harmony Test.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.3 Non-Solicitation of Customers. ARIOSA shall not, directly or indirectly (a) during the Exclusive Period and for [*] after expiration or conversion of the Exclusive Period (the “Non-Solicitation Period”), solicit or provide to any customers of LabCorp within the Territory who ordered Harmony Tests during the Exclusive Period any Competing Test; [*] provided, however, ARIOSA may perform any test requested [*] by any such customer [*]. For purposes of this provision, “Competing Test” means (i) the Harmony Test and any laboratory testing services or products (such as regulatory approved kits) which are competitive with any test that is offered by LabCorp as of the Effective Date in the field of [*] and (ii) any laboratory testing services or products [*] that are complementary to and often ordered concurrently with, the testing services and products described in subclause (i) of this sentence. The restriction set forth in subclause (a) of the first sentence of this Section 8.3, and the Non-Solicitation Period, shall terminate upon written notice from ARIOSA to LabCorp in the event that LabCorp [*] markets or promotes (on its own or with or through any Affiliate or by engaging any Third Party) any test within the Field within the Territory, other than the Harmony Test; provided, however, LabCorp may [*] (v) perform and sell any test requested directly by a customer on the customer’s own initiative, (w) continue to market, sell and perform any test that LabCorp is offering as of the Effective Date, (x) market, sell and perform any test that provides only additional or different clinical information or utility, (y) sell, perform and list on its test menu [*] any test [*] or product [*] purchased or acquired from a Third Party, and (z) [*] market, promote, perform and sell another test in the Field within the Territory during any Test Stoppage, and such activities will not cause automatic termination of the restriction set forth in subclause (a) of the preceding sentence. Notwithstanding the foregoing, in no event shall ARIOSA use any Confidential Information of LabCorp to solicit any customers of LabCorp inside or outside the Territory.

ARTICLE 9

COLLABORATION COMMITTEE

9.1 Formation and Function. A collaboration committee (the “Collaboration Committee”) shall oversee and manage activities under this Agreement, including the collaboration generally, developing, approving and implementing a Joint Marketing Plan, reviewing ordering patterns, reviewing the List Price, developing and providing current quarter and rolling [*] forecasts, considering Approved Entities, maintaining the Parties’ alignment on product positioning, launch plans, planning outreach events, and considering necessary actions towards competitive threats.

9.2 Appointment and Composition. The Collaboration Committee shall be composed of [*]. In addition, each Party will appoint one member of the Collaboration Committee as a point person (the “Point Person”).

9.3 Meetings. The Collaboration Committee shall establish a regular meeting schedule, which shall provide for meetings no less frequently than [*]. The Collaboration Committee may conduct meetings in person or by conference telephone or video conference, and may also act without a meeting if a written consent to an action or decision is signed by all

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

members of the Collaboration Committee. The Collaboration Committee may establish procedures for its internal operation at meetings. In addition to the regular Collaboration Committee meetings, the respective Point Persons will conduct [*] meetings to review the progress of the collaboration.

9.4 Actions or Decisions. All actions or decisions of the Collaboration Committee made pursuant to this Agreement shall be made by [*] of the members of the Collaboration Committee, assuming an equal number of representatives designated by each Party are in attendance [*]. If the Collaboration Committee is unable to reach a [*] for any particular action, either Party may seek to escalate the matter for resolution by the CEO or Executive Chairman of ARIOSA and a member of the senior management of LabCorp by providing a written request to the other Party; provided that the persons to whom such matter is escalated shall not be on the Collaboration Committee. Such individuals shall meet (in person or by phone) and use good faith efforts to reach a decision on the escalated matter and relay any such decision to the Collaboration Committee for any necessary follow up or implementation within [*] of the escalation thereof. The Collaboration Committee shall not have right to amend this Agreement or make any decision or require either Party to take any action that conflicts with the terms of this Agreement, unless mutually agreed to in writing by the Parties.

9.5 Agendas. Each Party will use commercially reasonable efforts to notify the other at least [*] prior to the date of a meeting of the Collaboration Committee, proposing the agenda items it wishes to discuss at such meeting. Notwithstanding the foregoing, the Collaboration Committee shall be free to consider any matter related to this Agreement which is within the scope of its responsibilities and is brought to its attention by any Party at any meeting.

9.6 Minutes. At each meeting, the Collaboration Committee shall elect a secretary who will prepare minutes promptly after each meeting, reporting in reasonable detail the actions taken by the Collaboration Committee during such meeting, issues requiring resolution, and resolutions of previously reported issues. Such minutes are to be reviewed and, if reasonably complete and accurate, signed by both of the Point Persons. The secretary shall revise such minutes as necessary to obtain such signatures.

9.7 Expenses. Each Party shall be responsible for the expenses of its own representatives to the Collaboration Committee.

ARTICLE 10

INTELLECTUAL PROPERTY

10.1 Maintenance of ARIOSA Intellectual Property Rights During the Term of this Agreement, ARIOSA shall submit all filings, make all payments, and take all other actions necessary to maintain all ARIOSA Intellectual Property required to perform the Harmony Test [*]. Upon LabCorp’s written request, ARIOSA agrees to promptly provide LabCorp with copies of all letters and documents sent to or received from the U.S. Patent and Trademark Office and corresponding Canadian authorities with respect to patents and patent applications within ARIOSA Intellectual Property required to perform the Harmony Test.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.2 Enforcement of Patent Rights. During the Exclusive Period, ARIOSA agrees that it shall [*] enforce its rights in ARIOSA Intellectual Property with respect to any infringement or misappropriation of its rights in the Territory by a Third Party of any patent or other intellectual property rights owned or controlled by ARIOSA that are used to perform the Harmony Test. Upon request by LabCorp from time to time, ARIOSA shall provide LabCorp with updates upon the status of, and shall permit LabCorp to provide input with respect to, enforcement activities undertaken by ARIOSA.

10.3 Notice of Infringement of ARIOSA Intellectual Property. Each Party shall notify the other Party immediately if it becomes aware of any infringement by a Third Party of ARIOSA Intellectual Property used to perform the Harmony Test during the Term of this Agreement.

10.4 Notice of Third Party Infringement. ARIOSA shall inform LabCorp within [*] of ARIOSA receiving notice alleging ARIOSA’s infringement of Third Party intellectual property rights in the Field in the Territory, or offering ARIOSA a license of Third Party intellectual property, relating to ARIOSA’s performance of the Harmony Test in the Field in the Territory.

10.5 Option to License ARIOSA Intellectual Property. LabCorp shall have the option to license from ARIOSA the ARIOSA Intellectual Property and certain related intellectual property related to the Harmony Test for use in the Field and in the Territory, upon the terms and conditions set forth in Exhibit 10.5 (the “License Option”). This License Option shall be exercisable upon written notice to ARIOSA at any time during the Option Measurement Period (defined below) and for a period of [*]. For purposes of this Agreement, the “Option Measurement Period” means the period beginning on the Effective Date and ending [*] following conversion of the Exclusive Period to the Non-Exclusive Period.

ARTICLE 11

REMEDIES, INDEMNIFICATION AND LIABILITY

11.1 Indemnification by LabCorp. LabCorp shall indemnify and hold ARIOSA and its Affiliates, and their respective directors, officers, and employees (collectively, the “ARIOSA Indemnitees”), harmless from and against all damages, losses, liabilities, obligations, settlements, costs and expenses, including reasonable legal fees (collectively, “Damages”) incurred by any of the ARIOSA Indemnitees arising from any claim, demand, lawsuit or other action (collectively, “Action”) made or brought against any of the ARIOSA Indemnitees by any Third Party as a result of (a) any negligent act or omission or intentional misconduct or omission of LabCorp in relation to its obligations under this Agreement, including, without limitation [*], (b) the breach of any provision of this Agreement by LabCorp, including without limitation any breach of representation or warranty by LabCorp, and (c) any violation of a Legal Requirement by LabCorp in connection with its performance of this Agreement.

11.2 Indemnification by ARIOSA. ARIOSA shall indemnify and hold LabCorp and its Affiliates, and their respective directors, officers, and employees (collectively, the “LabCorp Indemnitees”), harmless from and against any and all Damages incurred by any of the LabCorp Indemnitees arising from any Action made or brought against any of the LabCorp Indemnitees

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

by any Third Party as a result of (a) any negligent act or omission or intentional misconduct or omission of ARIOSA in relation to its obligations under this Agreement; (b) the breach of any provision of this Agreement by ARIOSA, including without limitation any breach of representation or warranty by ARIOSA; (c) any violation of a Legal Requirement by ARIOSA in connection with its performance of this Agreement; (d) [*]; (e) [*]; (f) [*]; and (g) [*].

11.3 Limitations. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall either Party be required to indemnify, defend or hold harmless the other Party, any of the other Party’s Indemnitees or any Third Party as a result and to the extent of the negligence, intentional misconduct or default of the other Party or the other Party’s Affiliates.

11.4 Notice. Should any claim arise which could reasonably be expected to lead to a claim for indemnification, the Party seeking indemnification (the “Indemnified Party”) shall promptly notify, in writing, the other Party (the “Indemnifying Party”) of the claim and the facts constituting the basis for such claim and shall promptly provide the Indemnifying Party with such documents and information that are reasonably requested.

11.5 Defense. With respect to Sections 11.1 and 11.2, the Indemnifying Party may, upon written notice to the Indemnified Party, assume the defense of any claim against the Indemnified Party (if no conflict of interest exists), including the settlement or compromise thereof, at its sole cost and expense, using counsel reasonably acceptable to the Indemnified Party. In the event that the Indemnifying Party does not assume the defense of any Action within [*] by the Indemnified Party, the Indemnified Party may assume defense of such claim [*]. The Indemnified Party may not settle or compromise the claim without the prior written approval of the Indemnifying Party until the Indemnifying Party has refused to assume the defense as provided for above. The Indemnified Party shall provide reasonable assistance in the defense of such claim in the event the Indemnifying Party assumes the defense as set forth above. The Indemnifying Party shall not settle or compromise any such claim without the prior written consent of the Indemnified Party [*].

11.6 Limitation on Liability. IN NO EVENT WILL EITHER PARTY TO THIS AGREEMENT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, TORT AND OTHER SUCH THEORIES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE RISK OF SUCH DAMAGES. THE FOREGOING LIMITATION WILL NOT APPLY TO EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 11, ANY BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 12, OR ANY INTENTIONAL MISCONDUCT OF A PARTY.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 12

CONFIDENTIAL INFORMATION

12.1 Confidentiality Requirement. From the Effective Date and continuing through the [*] termination or non-renewal of this Agreement, each Party shall keep confidential, and shall cause its respective Affiliates, and their respective officers, directors, employees and agents to keep confidential, and not to use for any purpose other than to perform under this Agreement, the other Party’s Confidential Information, provided, however, that the foregoing restriction shall not apply to information that (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to this Agreement, (ii) is hereafter disclosed to such Party by a Third Party who is not, to the knowledge of such Party, subject to any confidentiality obligation to the other Party, (iii) is hereafter independently developed by an officer, director, employee, or agent of such Party, who did not have access to the other Party’s Confidential Information as can be demonstrated by written or other tangible evidence, (iv) is provided by such Party to Third Parties with the written consent of the other Party and under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, for consulting, accounting, legal (including for regulatory approval) and similar purposes, or to the Parties’ permitted assigns under this Agreement, or (v) may be disclosed under Section 12.2. Each Party recognizes that any violation of this confidentiality provision may cause the other Party irreparable harm and agrees that the other Party may be entitled, in addition to any other right or remedy it may have, at law or in equity, to seek an injunction enjoining the disclosing Party, its Affiliates, and their respective officers, directors, employees and agents from any violation or potential violation of this Article.

12.2 Permitted Disclosure of Confidential Information. Except as provided herein, neither Party shall release any information to any Third Party with respect to the existence and terms of this Agreement without the prior written consent of the other Party. This prohibition includes, but is not limited to, press releases, educational and scientific conferences and publications, promotional materials, governmental filings, and discussions with public officials and the media. Either Party shall be entitled to disclose the other Party’s Confidential Information to the extent required to comply with applicable Legal Requirements or order of a court of competent jurisdiction or a competent government authority or agency; provided, however, that first such Party promptly provides such other Party, if possible, with advance written notice of the required disclosure (and, in any event promptly notifies the other Party of the required disclosure) such that the other Party may have a reasonable opportunity to seek a protective order, injunction or other suitable remedy to prevent or delay disclosure of the Confidential Information and provides such other Party with reasonable assistance to attempt to obtain a protective order for the Confidential Information required to be disclosed.

12.3 Confidentiality Agreement. This Article 12 shall supersede the Confidentiality Agreement between LabCorp and Tandem Diagnostics, Inc., which is the former corporate name for ARIOSA (the “Confidentiality Agreement”); provided, however, that all Confidential Information that was exchanged by the Parties prior to the Effective Date pursuant to the Confidentiality Agreement shall be treated as Confidential Information under the terms of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.4 Publicity. Except as otherwise required by Legal Requirements (including, any applicable stock market, stock exchange or securities laws, rules or regulations), no Party shall (a) use the other Party’s name or (b) refer directly or indirectly to the other Party or this transaction in any advertisement, news release, or other publication, or otherwise disseminate to any Third Party or issue any news release relating to this Agreement, without prior written approval from such Party for such use or release. Notwithstanding the foregoing, each Party may further disclose any public releases relating to this Agreement which have been approved as provided for above or any information contained in any such releases without further approval of the other Party, provided that such further disclosure does not include any new or additional material information relating to the Agreement.

ARTICLE 13

GENERAL PROVISIONS

13.1 Affiliates. LabCorp’s Affiliates shall be permitted to exercise any of LabCorp’s rights under this Agreement, including without limitation, LabCorp’s rights to accept orders for, sell and market the Harmony Test within the Territory. [*]. In addition, ARIOSA is permitted to perform its obligations and exercise its rights hereunder through one or more ARIOSA Affiliates, including, without limitation, to perform the testing of the Harmony Test samples delivered hereunder. Each Party is responsible for ensuring that any Affiliates performing obligations or exercising rights under this Agreement comply with all applicable provisions hereof, and will be fully liable for any actions or omissions of any such Affiliates in connection therewith, including, without limitation, for any breach of any provision of this Agreement by any such Affiliate.

13.2 Notice. Notices provided for herein shall be in writing and shall be delivered by hand or overnight courier service, or mailed (certified or registered) as follows:

If to LabCorp, to:

Laboratory Corporation of America Holdings

531 South Spring Street

Burlington, NC 27215

Attn: Law Department

with a copy, which shall not constitute notice hereunder, sent to:

Laboratory Corporation of America Holdings

531 South Spring Street

Burlington, NC 27215

Attention: Licensing/Corporate Development

If to ARIOSA, to:

Ariosa Diagnostics, Inc.

5945 Optical Court

San Jose, CA 95138

Attention: Chief Executive Officer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

with a copy, which shall not constitute notice hereunder, sent to:

Ariosa Diagnostics, Inc.

5945 Optical Court

San Jose, CA 95138

Attention: VP, IP and Legal Affairs

All notices and other communications given to any Party in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or on the date five (5) business days after dispatch by certified or registered mail (postage prepaid) if mailed, in each case delivered, sent or mailed (properly addressed) to such Party to its address as set forth in this Section 13.2, or to such other address that such Party may have notified to the other Party from time to time.

13.3 Compliance with Law.

(a) Both Parties and their respective Affiliates shall comply with applicable Legal Requirements applicable to their activities in connection with this Agreement. The terms of this Agreement are intended to be in compliance with Legal Requirements applicable on the Effective Date, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economic and Clinical Health (HITECH) Act of 2009. Without limiting the generality of the foregoing, each Party and their respective Affiliates shall safeguard patient information at all times in accordance with HIPAA and HITECH. ARIOSA shall not use any information received from LabCorp to contact a patient directly without LabCorp’s prior written consent.

(b) Should legal counsel for either Party reasonably conclude that any portion of this Agreement is or may be in violation of such Legal Requirements, or subsequent enactments by any governmental authorities, that Party shall give written notice and the Parties will negotiate in good faith to amend this Agreement to comply with such Legal Requirements. In the event that the Parties are unable to agree upon such an amendment, either Party may terminate this Agreement.

(c) All services provided by either Party hereunder shall be in compliance with all applicable laws prohibiting discrimination on the basis of race, color, religion, sex, national origin, handicap, veteran status or protected status.

(d) If the services to be provided by ARIOSA hereunder are subject to the disclosure requirements of 42 U.S.C. 1395x (v) (1) (I), ARIOSA, shall until expiration of four (4) years, make available, upon written request to the Secretary of Health and Human Services, or upon request to the Comptroller General, or any of their duly authorized representatives, a copy of this Agreement and the books, documents and records of ARIOSA that are necessary to certify the nature and extent of the costs incurred under this Agreement through a subcontractor with a value or cost of $10,000.00 or more over a twelve (12) month period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) LabCorp is a government contractor subject to Executive Orders 11246 and 13496. In accordance with those Executive Orders, LabCorp incorporates by reference as if fully set forth herein, the contractual requirements of 45 C.F.R Sections 60-250.5, and 60-300.5, and 60-741.5 and 29 C.F.R. Part 471, Appendix A to Subpart A.

13.4 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, other than its conflict of laws principles directing the application of any other law.

13.5 Relationship. This Agreement shall not establish any Party as the legal representative or agent of the other, nor shall any Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of or on behalf of, the other Party. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind. The services described in this Agreement will be rendered by ARIOSA as an independent contractor. Neither ARIOSA nor its employees or agents will be deemed to be employees or agents of LabCorp or any of its Affiliates and as such, ARIOSA’s employees will not be covered under any of the benefit programs of LabCorp or its Affiliates, including, but not limited to worker’s compensation.

13.6 Force Majeure. If either Party is impeded in fulfilling its undertakings in accordance with this Agreement by circumstances beyond its reasonable control, including labor conflict, acts of God, earthquake, fire, war or terrorist attack, the impediment shall be considered a “Force Majeure” condition and the Party shall be excused from liability for delays due to such reasons; provided, however, that it notifies the other Party thereof without undue delay after such a circumstance has occurred. Upon such notification, the Parties shall agree upon a reasonable extension of the time for performance, not to exceed an extension equal to the period the Force Majeure condition continues to exist and a reasonable period of time thereafter.

13.7 Headings; Internal References. The headings used herein are included for convenience only and are not to be used in construing or interpreting this Agreement.

13.8 Assignment. The rights, duties and obligations of the Parties under this Agreement shall inure to the benefit and shall be binding upon their respective successors and permitted assigns. Neither Party shall have the right to assign this Agreement without the prior written consent of the other Party except to an Affiliate of such Party; except that, subject to Section 6.2(c)(ii), either Party may assign the agreement with written notice to the other Party, whether by operation of law or otherwise, in connection with the sale or acquisition of its business to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. Within [*] of receipt of notice of any such assignment by ARIOSA in connection with a sale or acquisition, LabCorp shall have the right (but no obligation) to terminate the Agreement with [*] prior written notice to ARIOSA; provided that such termination within the prescribed period of time is LabCorp’s sole and exclusive remedy and/or recourse with respect to any such assignment. Any assignment by either Party that is inconsistent with this Section 13.8 shall be void.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.9 Severability. The provisions of this Agreement are hereby deemed by the Parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the remaining provisions of this Agreement.

13.10 Waivers; Amendment. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or conditions or the future exercise of such right, and the obligation of the other Party with respect to such future performance shall continue in full force and effect. No item or provision of this Agreement may be altered or amended except by a writing signed by both Parties.

13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and same instrument.

13.12 Acquisitions. In the event LabCorp acquires another laboratory site or entity (“Acquired Lab”) which is a party to another agreement with ARIOSA covering the Harmony Test, LabCorp shall have the right to terminate such other agreement and include the Acquired Lab under the terms of this Agreement.

13.13 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the matters set forth herein, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect thereto, except for the Laboratory Service Agreement between the Parties dated March 20, 2012.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have caused this Collaboration Agreement to be executed by their respective representatives hereunto duly authorized as of the Effective Date.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ Marcia Eisenberg
Name:	Marcia Eisenberg
Title:	Sr. Vice Pres.

ARIOSA DIAGNOSTICS, INC.

By:	/s/ Kenneth Song
Name:	Kenneth Song
Title:	CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1.2

APPROVED ENTITIES AND APPROVAL PROCESS

Approved Entities:

Name	City	State
[*]	[*]	[*]

Approval Process:

With respect to any third parties that ARIOSA may desire to approach, and/or to solicit for purposes of providing services or products [*] in the Field within the Territory during the Exclusive Period, the Collaboration Committee will use the following guidelines to determine if such third party will be approved by the Collaboration Committee (and thereby be considered an “Approved Entity”). [*].

ARIOSA can request permission from the Collaboration Committee to provide services or products [*] in the Field to any hospital or laboratory that [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 4.1(c)

SAMPLE ISSUES AND CUSTOMER CONTACT STANDARDS

Issue/Item	Response	Responsibility	Other Considerations
[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 4.1(d)

ANALYTICAL, CLINICAL AND PERFORMANCE STANDARDS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 4.1(j)

CLINICAL STUDY PLAN

Study	Status	Description	Study population	Sample size (approximate)
[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 5.3(a)

SALES MINIMUMS

[*]

*	No Sales Minimums will apply until the hard test launch date (i.e., the date upon which the Harmony Test is generally made available to all customers, which date shall be promptly confirmed by the parties in writing [*]) (the “Start Date”). [*].

The following examples illustrate the prorations. [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 7.1(b)(ii)

ARIOSA SUBCONTRACT FEE

Average Reimbursement Rate (Range)	ARIOSA Subcontract Fee
[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.5

LICENSE TERMS

The terms of this Exhibit 10.5 (these “Terms”) are effective upon LabCorp’s exercising the License Option described in Section 10.5 of the Collaboration Agreement (the “License Start Date”), and shall continue to apply for the duration of the License Period (defined below).

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.